Exhibit 10(d)

                               GUARANTY AGREEMENT

                  GUARANTY AGREEMENT ("GUARANTY"), dated as of March 9, 1998, by Dan Lawrence and Cindy Lawrence (collectively, the "GUARANTORS") in favor of Guardian International, Inc., a Nevada corporation ("GUARDIAN"). Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT") dated as of March 5, 1998, by and between Guardian and Gator Telecom, Inc., a Florida corporation ("SELLER").

                              W I T N E S S E T H :

                  WHEREAS, Seller and Guardian have entered into the Asset Purchase Agreement providing for the sale by Seller to Guardian of substantially all of the assets of Seller; and

                  WHEREAS, in order to provide Guardian further assurance as to the payment and performance by Seller of its obligations under the Asset Purchase Agreement and as a condition precedent to the obligations of Guardian to consummate the Closing under the Asset Purchase Agreement, Guarantors, simultaneously with the execution and delivery of the Asset Purchase Agreement, have executed and delivered to Guardian this Guaranty;

                  NOW THEREFORE, as an essential inducement to Guardian to enter into the Asset Purchase Agreement and in consideration of its so doing, Guarantors hereby covenant and agree as follows:

                                    ARTICLE 1

                                    GUARANTY

                  Section 1.01 GUARANTY. (a) Guarantors hereby guarantee the full and faithful performance by Seller of Seller's obligations under Article 9 of the Asset Purchase Agreement (the "GUARANTEED OBLIGATIONS").

                  (b) It is understood and agreed that the Guaranty by Guarantors in clause (a) above is an unconditional and irrevocable guaranty of payment and performance of the Guaranteed Obligations (not a guarantee of collection) and may be enforced directly against Guarantors as a primary obligation of Guarantors, and that any waiver by Guardian of any of the terms, provisions or conditions of the Asset Purchase Agreement or any amendment or modification of the Asset Purchase Agreement, or the granting of indulgences or extension of time to Seller, may be made and done from time to time without notice to Guarantors, and


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Guarantors' obligations under this Guaranty will continue subject to such waiver, amendment or modification, indulgence or extension of time.

                  Section 1.02 PAYMENT AND PERFORMANCE OF THE GUARANTEED OBLIGATIONS. (a) If the Guaranteed Obligations are not paid or performed by Seller when due (an "EVENT OF DEFAULT"), Guarantors will, upon written demand made by Guardian upon Guarantors, immediately pay or cause the performance of the same in accordance with the terms of the Asset Purchase Agreement. Payment to Guardian will be made at such place and in such manner as directed by Guardian, without any deduction whatsoever whether for counterclaim, setoff or otherwise. In addition, Guarantors will be liable for, and will pay to Guardian, all costs and expenses (including reasonable attorneys' fees and expenses) that may be incurred in connection with the collection, or obtaining the performance, of any of the Guaranteed Obligations or this Guaranty.

                  (b) Guarantors agree that all payments by Guarantors hereunder will be without withholding of or deduction for any Taxes of any nature now or hereafter imposed by any political jurisdiction or taxing authority to which Guarantors are subject. Should any such payment made hereunder be subject to any such Tax, Guarantors will pay such Tax to the appropriate taxing authority. Upon the request of Guardian, Guarantors shall deliver to Guardian Tax receipts or other documents evidencing payment in full of the applicable Taxes. If Guarantors do not pay the appropriate Tax such that the Tax obligation is imposed upon the payment Guardian receives hereunder, Guarantors shall pay to Guardian such additional amount as may be necessary to enable Guardian to receive an amount after payment of such Taxes on behalf of Guarantors equal to the full payment obligation due from Guarantors hereunder; PROVIDED, HOWEVER, the preceding provisions of this subparagraph (b) shall not be interpreted to impose upon Guarantors an obligation for payment of Taxes properly assessed to Guardian with respect to payments made by Guarantors which constitute income to Guardian under applicable law.

                  Section 1.03 GUARANTY NOT DEPENDENT ON OTHER MATTERS. The obligations of Guarantors hereunder will not be dependent upon or affected by:

                  (a) any change in the time, manner or place of payment of, or in any other term of, the Guaranteed Obligations, or any other amendment, modification or waiver of, or any consent to departure from, any provision of the Asset Purchase Agreement or any agreement or document relating thereto;

                  (b) any other action or failure to take action by Guardian with respect to the Guaranteed Obligations, the Asset Purchase Agreement or any agreement or document relating thereto;

                  (c) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization or arrangement of Guarantor;

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                  (d) any provision of the law of any jurisdiction which
prevents Guarantors from performing the Guaranteed Obligations, or any event of force majeure which might excuse the performance by Guarantors of the Guaranteed Obligations; or

                  (e) any circumstances, whether or not referred to above, which might otherwise constitute a defense available to, or a discharge of, Guarantors in respect of this Guaranty.

                  Section 1.04 WAIVER BY GUARANTORS. Guarantors hereby irrevocably waive:

                  (a) the right to assert in any action or proceeding upon this Guaranty any set-off, counterclaim or other claim which Guarantors may have against Seller or any other Person;

                  (b) except for matters of public policy which by law cannot be waived by Guarantors, the benefit of all other principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof; and

                  (c) any right to invoke the defense of force majeure in the event that any event of force majeure might otherwise, under applicable law, prevent Guarantors from performing, or excuse Guarantors from performing, any of Guarantors' obligations under this Guaranty.

                  Section 1.05 CONTINUING LIABILITY OF GUARANTORS. In the event the Guaranteed Obligations are paid in whole or in part by Guarantors, the liability of Guarantors pursuant to this Guaranty will continue and remain in full force and effect in the event that all or any part of any such payment is recovered from Guardian as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. Guardian agrees to take all actions which are reasonably appropriate to defend against any such attempt to recover all or part of any such payment.

                  Section 1.06 SUBROGATION. Any and all rights of subrogation or similar rights which Guarantors may have against Seller will be subordinate to any and all rights which Guardian may have against Seller, and Guarantors will not enforce any such right of subrogation or any similar right, and will not, after a claim has been made pursuant hereto, claim from Seller any sum (whether under any right of subrogation or otherwise) which may be owing to Guarantor or have the benefit of any set-off or counterclaim against Seller, until all of the Guaranteed Obligations and other obligations of Seller to Guardian have been paid and performed in full.

                                    ARTICLE 2

                                  MISCELLANEOUS

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                  Section 2.01 NOTICES. All notices and other communications required or permitted hereunder will be in writing and will be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                  (A) If to Guardian, to:

                      Guardian International, Inc.
                      3880 N. 28th Terrace
                      Hollywood, FL 33020
                      Attn: Richard Ginsburg, President and Chief Executive
                            Officer
                      Telephone: (954) 926-1800, Ext. 203
                      Facsimile: (954) 926-1822

                      with a copy (which shall not constitute notice) to:

                      Harvey Goldman, Esq.
                      Steel Hector & Davis LLP
                      200 South Biscayne Boulevard, 41st Floor
                      Miami, Florida 33131-2398
                      Telephone: (305) 577-7011
                      Facsimile:   (305) 577-7001

                  (B) if to Guarantors, to:

                      Dan Lawrence
                      Cindy Lawrence
                      818 Sandringham Lane
                      Lutz, FL 33549
                      Telephone: (813) ____________
                      Facsimile: (813) ____________

                  with a copy (which shall not constitute notice) to:

                      Dennis Cohrs, Esq.
                      Kass Hodges, P.A.
                      Centre Square
                      1505 North Florida Avenue
                      Tampa, Florida 33602
                      Telephone: (813) 229-0900
                      Facsimile: (813) 229-3323

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Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  Section 2.02 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Guaranty may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  Section 2.03 BINDING EFFECT; NO ASSIGNMENT. This Guaranty will be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Guaranty is not assignable except by operation of law, except that Guardian may assign its rights hereunder to any of its affiliates that acquires the Alarm Service Assets.

                  Section 2.04 GOVERNING LAW. This Guaranty will be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.

                  Section 2.05 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Guaranty or the application of any such provision or any portion thereof to any person or circumstance, are held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Guaranty, and the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby.

                  Section 2.06 SETOFF. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of an Event of Default, Guardian is hereby authorized by Guarantors, at any time or from time to time, without notice to Guarantors or to any other Person, any such notice being hereby expressly waived, (a) to setoff and to appropriate and to apply any and all indebtedness or obligations at any time held or owing by Guardian to or for the credit or the account of Guarantors against and on account of the obligations and liabilities of Guarantors to Guardian under this Guaranty including, but not limited to, all claims of any nature or description arising out of or in connection with this Guaranty, even though said obligations and liabilities, or any of them, will be contingent or unmatured, and (b) pending any such setoff, appropriation or application, to hold such amounts as collateral to secure such obligations and liabilities and to refuse to pay any or all, as Guardian in its sole discretion may select.

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                  Section 2.07 COUNTERPARTS. This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  Section 2.08 HEADINGS. The headings in this Guaranty are for reference only, and will not affect the interpretation of this Guaranty.

                  IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the day and year first above written.

                                        GUARDIAN INTERNATIONAL, INC.

                                        By:/s/ RICHARD GINSBURG
                                           -------------------------------------
                                           Richard Ginsburg, President and
                                           Chief Executive Officer

                                        Guarantors:

                                        /s/ DAN LAWRENCE
                                        ----------------------------------------
                                        Dan Lawrence

                                        /s/ CINDY LAWRENCE
                                        ----------------------------------------
                                        Cindy Lawrence

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